Exhibit 32.1

Certification of Chief Executive Officer of

COMMUNITY NATIONAL BANCORPORATION

Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned Chief Executive Officer of Community National Bancorporation, hereby certifies that:

  Community National Bancorporation's Quarterly Report on Form 10-QSB for the period ended June 30, 2003, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Community National Bancorporation

/S/ Theron G. Reed
Theron G. Reed
President and Chief Executive Officer

August 14, 2003